                       FORETHOUGHT LIFE INSURANCE COMPANY

                               POWER OF ATTORNEY

I, the undersigned, hereby severally constitute and appoint Mary L. Cavanaugh, Sarah M. Patterson and Elizabeth L. Gioia, individually, and each of them singly, my true lawful attorneys, with full power to them and each of them to sign for me, and in my name and in any and all capacities, any and all amendments to the Registration Statements filed on Form N-4, with respect to the Forethought Life Insurance Company Separate Account A (811-22726) supporting variable annuity contracts issued by Forethought Life Insurance Company under file numbers:

   333-182946 - ForeRetirement Variable Annuity
   333-191097 - ForeRetirement Foundation Variable Annuity 333-193535 - ForeRetirement II Variable Annuity
   333-201683 - Forethought ForeRetirement III Variable Annuity 333-205718 - ForeInvestors Choice Variable Annuity 333-206448 - ForeInvestors Choice Variable Annuity - I Share 333-209070 - ForeRetirement IV Variable Annuity
   333-209071 - ForeRetirement IV Variable Annuity - I Share

and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for the purpose herein set forth.


/s/ Hanben Kim Lee
------------------------------------
Hanben Kim Lee                          Director and Executive Vice President    April 13, 2017